                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 27, 2003
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                           dated as of October 1, 2003
                          providing for the issuance of

                                  $406,068,274

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-S12

   Delaware                        333-103345                       94-2528990
(State or other                   (Commission                     (IRS Employer
jurisdiction of                    File Number)                   Identification
Incorporation)                                                        Number)

                           1201 THIRD AVENUE, WMT 1706
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (206) 377-8555


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Item 7. Financial Statements and Exhibits.

The following exhibit is filed herewith:

     99.1 Materials prepared by Goldman, Sachs & Co. in connection with the Registrant's WaMu Mortgage Pass-Through Certificates, Series 2003-S12 (the "Certificates"). These materials are used by Bloomberg L.P. to create a model (the "Bloomberg Model") that allows prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans. Access to the Bloomberg Model can be obtained by contacting William Moliski at Goldman, Sachs & Co. at telephone number 212-902-4668.


     Materials prepared by WaMu Capital Corp. in connection with the Registrant's WaMu Mortgage Pass-Through Certificates, Series 2003-S12
     (the "Certificates"). These materials are used by Bloomberg L.P. to create a model (the "Bloomberg Model") that allows prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans. Access to the Bloomberg Model can be obtained by contacting Mac Skimming at WaMu Capital Corp. at telephone number 206-554-2423.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2003

                                           WASHINGTON MUTUAL MORTGAGE SECURITIES
                                           CORP.
                                           (Registrant)


                                           By: /s/ David H. Zielke
                                               ---------------------------------
                                               David H. Zielke
                                               First Vice President and Counsel
                                               (Authorized Officer)


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